UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     }

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
700 East Bonita Avenue
Pomona, California 91767

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, August 20, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Keystone Automotive Industries, Inc. will be held at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California 91768 at 10:00 a.m. (California Time) on August 20, 2002, for the following purposes:

(1)	To elect the members of the Board of Directors to serve until the next annual meeting of stockholders;

(2)	To approve an amendment to the Company’s 1996 Employee Stock Incentive Plan, as amended, to increase from 2,200,000 to 2,700,000, the number of shares issuable under the Plan;

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the accompanying Proxy Statement. If you were a stockholcder of record at the close of business on July 12, 2002, you are entitled to vote at the meeting.

Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

Ronald G. Foster
Chairman of the Board

Pomona California
July 24, 2002

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
700 East Bonita Avenue
Pomona, California 91767

PROXY STATEMENT

Annual Meeting Of Stockholders to be held August 20, 2002

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2002 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about July 24, 2002, to all stockholders entitled to vote. Stockholders who owned Keystone common stock at the close of business on July 12, 2002, are entitled to vote. On this record date, there were 14,618,320 shares of Keystone common stock, no par value, outstanding. Keystone’s common stock is our only class of voting stock. We are also authorized to issue up to 3,000,000 shares of preferred stock, no par value, and no shares are presently issued and outstanding. We are also sending along with this proxy statement, Keystone’s 2002 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

The holders of a majority of the outstanding shares of Keystone’s common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as absentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of Keystone common stock that you own entitles you to cast one vote. The proxy card indicates the number of shares Keystone common stock that your own.

How Do I Vote By Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and sent it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as your have directed. If you sign the proxy card but do not make specific choices, your “proxy” will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of all seven nominees for director (see pages 10 and 11)

•	“FOR” approval of the amendment to the Company’s 1996 Employee Stock Incentive Plan (see pages 20 to 22)

If any other matter is presented, your “proxy” will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matter which needed to be acted on at the annual meeting, other than the election of directors and the amendment to the Company’s 1996 Employee Stock Incentive Plan.

May I Change My Vote After I Return My Proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	You may send our Corporate Secretary another proxy with a later date.

•	You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

•	You may attend the annual meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on July 12, 2002, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Seven Directors
The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Amend Plan
The amendment to the Company’s 1996 Employee Stock Incentive Plan will be approved if a majority of the votes cast on the proposal at the Meeting are voted for the amendment, provided the affirmatively voted shares are at least equal to a majority of the number of shares constituting a quorum.

The Effect of Broker Non-Votes
If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 even if it does not receive instructions from you.

If your broker does not vote your shares on Proposal 1, such “broker non-votes” will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

If your broker holds your shares in its name, the broker will not be entitled to vote your shares on Proposal 2 unless he receives instructions from you. If you do not instruct your broker to vote your shares on Proposal 2, such “broker non-votes” will have no effect on the vote.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended March 29, 2002, that we filed with the Securities and Exchange Commission, or SEC, we will send you one without charge. Please write to:

Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, California 91767
Attn: Corporate Secretary

You can also view a copy of our Annual Report on Form 10-K for the year ended March 29, 2002 at the SEC’s website at http://www.sec.gov.

INFORMATION ABOUT KEYSTONE’S COMMON STOCK OWNERSHIP

Which Stockholders Own at Least 5% of Keystone?

The following table shows, to the knowledge of the Company, as of July 12, 2002, all persons or entities we know to be “beneficial owners” of more than five percent of our common stock. The information on the persons listed below is based on Schedule 13G reports filed with the SEC. If you wish, you may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(5)	Percent of Class
FMR Corp. (1)	2,174,250	14.8%
Merrill Lynch & Co., Inc. (2)	1,745,800	11.9
T. Rowe Price Associates, Inc. (3)	1,416,500	9.7
Dimensional Fund Advisors, Inc. (4)	1,212,480	8.3

(1)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
The business address of Merrill Lynch & Co., Inc. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381. Includes 1,277,600 shares owned by Master Small Cap Value Trust, whose address is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(3)
The business address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	The business address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(5)
“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own Keystone common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have, (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of July 12, 2002.

How Much Stock is Owned by Directors and Executive Officers?

The following table shows, as of July 12, 2002, the Keystone common stock that our directors, and the executive officers named in the Summary Compensation Table under “How Do We Compensate Executive Officers?,” beneficially own and those shares of common stock owned by all executive officers and directors as a group.
Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)(12)	Percent of Class(3)
Ronald G. Brown	468,003	3.2%
Charles J. Hogarty(4)	219,578	1.5
Kim D. Wood(5)	210,065	1.4
Al A. Ronco(6)	77,360	*
John M. Palumbo(7)	57,023	*
Christopher Northup (8)	41,700	*
Currey Hall (9)	31,500	*
Ronald G. Foster (10)	25,000	*
Keith M. Thompson (10)	25,000	*
Timothy C. McQuay(10)	25,000	*
George E. Seebart (10)	25,000	*
All directors and executive officers as a group (13 persons)(11)	1,304,729	8.6

*	Less than one percent.

(1)	The business address of each beneficial owner is 700 East Bonita Avenue, Pomona, California 91767.

(2)
Each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable. All stock options referred to herein were granted under the Company’s Plan.

(3)
Shares of Common Stock which the person (or group) has the right to acquire within 60 days after July 12, 2002 are included in the table and are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(4)	Includes 107,500 shares issuable upon exercise of currently exercisable stock options and excludes 72,500 shares subject to options which are not exercisable within 60 days of July 12, 2002.

(5)
Includes 1,700 shares held by Mr. Wood as Trustee for Kristine and Kathryn Wood pursuant to irrevocable trusts. Includes 73,750 shares subject to currently exercisable stock options and excludes 36,250 shares subject to options which are not exercisable within 60 days of July 12, 2002.

(6)	Includes 22,360 shares held by the Ronco Family Trust and 55,000 shares issuable upon exercise of currently exercisable stock options.

(7)	Includes 57,500 shares subject to currently exercisable stock options and excludes 50,000 shares subject to options which are not exercisable within 60 days of July 12, 2002.

(8)	Includes 29,400 shares subject to currently exercisable stock options and excludes 26,250 shares subject to options which are not exercisable within 60 days of July 12, 2002.

(9)	Consists of 31,500 shares issuable upon exercise of currently exercisable stock options and excludes 27,500 shares subject to options which are not exercisable within 60 days of July 12, 2002.

(10)	Consists of shares issuable upon the exercise of currently exercisable stock options to the named individual.

(11)
Includes 521,450 shares subject to currently exercisable stock options held by all directors and executive officers and excludes 266,250 shares subject to stock options which are not exercisable within 60 days of July 12, 2002.

(12)	See footnote 5 to table under “Which Stockholders Own at Least 5% of Keystone?” above, for the definition of “beneficial ownership.”

Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply With Section 16(a) Beneficial Ownership Reporting in 2001?

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% stockholders to file reports with the SEC on changes in their beneficial ownership of Keystone’s common stock and to provide Keystone with copies of the reports. Based on our review of these reports, we believe that all of those reporting persons complied with their filing requirements for 2001, except for Messrs. Brown and Ronco who each filed a late Form 4 involving the sale of stock.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees the business and affairs of Keystone and monitors the performance of your management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations.

The Board met 10 times during fiscal 2002. Each director attended at least 75% of the total number of board and committee meetings, of which the director was a member, held in fiscal 2002.

The Committees of the Board

The Board has audit, compensation and nominating committees.

The Audit Committee
The audit committee monitors our corporate financial reporting and internal and external audits. Directors McQuay, Seebart and Ronco serve as members of the audit committee. The audit committee met five times during fiscal 2002.

The Board adopted and approved a charter for the audit committee in May 2000, a copy of which is on file with the Securities and Exchange Commission. The Board has determined that all members of the audit committee are “independent” as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee
The compensation committee makes recommendations regarding our employee stock plan, salaries and bonuses for Keystone’s executive officers. Directors Thompson, McQuay and Seebart currently serve as members of the compensation committee. The compensation committee met four times during fiscal 2002.

The Nominating Committee
The nominating committee met three times in fiscal 2002. It considers and proposes to the full Board, director nominees for election at the Annual Meeting; selects candidates to propose to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate by the Board. Directors Hogarty, McQuay and Thompson serve as members of the nominating committee.

The nominating committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than May 22, 2003 in order to be considered for the next annual election of directors.

How Do We Compensate Directors?

Effective September 1, 2002, Board members, who are not also employees, will receive $30,000 per annum and receive vested, five-year options exercisable at the closing price on September 1, to purchase that number of shares of Company Stock of the Company which would have a value, as calculated using the Black-Scholes method, equal to $30,000. During the last year, directors, who were not also employees, were compensated at the rate of $15,000 per year for all meetings of the Board of Directors and committees thereof; and also received an option to purchase 5,000 shares of Common Stock. Such options had an exercise price equal to the market price of such shares on the date of grant, were immediately exercisable and had a term of five years. Directors are also reimbursed for all reasonable and documented expenses incurred as Board members.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between Keystone’s executive officers, board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

The Company entered into a lease dated January 5, 1995, with V-JAC Properties, Ltd. for an 8,000 square feet warehouse facility in Ontario, California, with a term of three years, for a monthly rent of $3,494. Upon the expiration of the term, the Company entered into a five year lease (with an option to renew for an additional five years), on the same terms as the earlier lease, approved by unanimous vote of the disinterested directors in February 1998. V-JAC Properties, Ltd. is a partnership whose interests are held equally by Virgil K. Benton, Sr., and John G. Jordan, former directors of the Company, and Al A. Ronco and Charles J. Hogarty, who are currently directors of the Company. Mr. Benton died during 2000.

The Company also entered into a lease dated January 5, 1995, with V-JAC Properties, Ltd. for a 10,000 square feet warehouse facility in Palmyra, New Jersey, with a term of three years, for a monthly rent of $2,985. Upon the expiration of the term, the Company entered into a five year lease (with an option to renew for an additional five years), with a 5% increase in the monthly rent, approved by the unanimous vote of the disinterested directors in February 1998.

On January 1, 1995, North Star entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood to lease property occupied by North Star’s East Peoria, Illinois service center. The initial base rent under the lease was $6,975 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property.

On January 1, 1995, North Star entered a ten-year lease agreement with a partnership owned by the spouse of Raymond Wood, a former stockholder, officer and director of North Star, and the spouse of Ronald G. Brown to lease the property occupied by North Star’s Brainerd, Minnesota chrome bumper plating center. The initial base rent under the lease was $23,600 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property.

Pursuant to the lease agreement, North Star is responsible for certain occurrences on the premises, including any environmental contamination. Upon the demise of the spouse of Raymond Wood in 2001, her partnership interest devolved to Woodhaven Investments, a partnership in which Kim D. Wood is a partner.

On January 1, 1995, North Star entered into a ten-year lease agreement with a partnership owned by Kim D. Wood and Richard Monson, the general manager of North Star’s Brainerd, Minnesota chrome bumper manufacturing and recycling center to lease the property occupied by North Star’s St. Cloud, Minnesota service center. The initial base rent under the lease was $5,000 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property.

On May 20, 1996, North Star entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood and the Brown Family Limited Partnership to lease property occupied by North Star’s headquarters and Minneapolis, Minnesota service center hub. The initial base rent under the lease was $12,000 per month, which is subject to increase on the anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance utilities and insurance costs associated with the property. In an amendment to the lease dated September 23, 1996, the partnership agreed to construct a 37,260 square foot addition to the existing building. North Star began occupying the addition in January 1997 and, accordingly, the base rent increased to $25,627 per month.

The Company believes that the terms and conditions of the above leases with affiliated parties are no less favorable to the Company than could have been obtained from unaffiliated parties in arm’s length transactions at the time such leases were entered into.

ELECTION OF DIRECTORS

Nominees

A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified.

The Board of Directors unanimously recommends that the stockholders vote ‘‘FOR’’ the nominees listed below:

Information Concerning Nominees

Set forth below is certain information with respect to the nominees standing for election to the Board of Directors.

Name	Age	Position with the Company	Director Since
Ronald G. Foster	61	Chairman of the Board	2000
Charles J. Hogarty (3)	61	President, Chief Executive Officer and a Director	1987
Ronald G. Brown	65	Director	1997
Timothy C. McQuay(1)(2)(3)	50	Director	1996
Al A. Ronco (1)	66	Director	1987
George E. Seebart (1)(2)	73	Director	1996
Keith M. Thompson (2)(3)	61	Director	1999

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating Committee

RONALD G. FOSTER has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, specializing in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

CHARLES J. HOGARTY served as the President, Chief Operating Officer and a director of the Company since 1987 and was appointed the Chief Executive Officer of the Company in May 1997. From his joining the Company in 1960 until 1987, Mr. Hogarty held various positions, including salesman, sales manager, general manager and regional manager. Mr. Hogarty served as a director of the Aftermarket Body Parts Association from 1984 to 1993, President in 1989 and Chairman in 1990.

RONALD G. BROWN was elected a director of the Company upon completion of the North Star Plating Company (‘‘North Star’’) merger in March 1997 (the ‘‘North Star merger’) and was elected as Chairman of the Board of Directors in May 1997. Mr. Brown served as Chairman of the Board of the Company from March 1997 until he resigned in August 2000. Mr. Brown served as President of North Star from its founding in 1968 until the North Star merger, and he is currently the Vice President—Manufacturing of North Star. Mr. Brown has served as a member of the Board of Directors and a Vice President of the Bumper Recycling Association of North America.

TIMOTHY C. MCQUAY was appointed a director of the Company upon the completion of its initial public offering in June 1996. Mr. McQuay joined A. G. Edwards & Sons, Inc. as a Senior member of its Investment Banking Department in July 1997, where he is currently a Managing Director. From October 1994 to July 1997, Mr. McQuay was Managing Director—Corporate Finance with Crowell, Weedon & Co. From May 1993 to October 1994, Mr. McQuay was Vice President, Corporate Development with Kerr Group, Inc., a NYSE-listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay was Managing Director—Merchant Banking with Union Bank. Mr. McQuay is a director of Meade Instruments Corp., a publicly held company.

AL A. RONCO served as the Executive Vice President of the Company from 1987 until he retired in August 1998. He also served as Secretary of the Company from 1987 until he resigned that office in May 1997. From his joining the Company in 1959 until 1987, Mr. Ronco held various positions, including salesman, production manager, general manager and regional manager.

GEORGE E. SEEBART was appointed a director of the Company upon the completion of its initial public offering in June 1996. From 1964 until his retirement in 1993, Mr. Seebart was employed in various executive positions with Farmers Group, Inc., including as Senior Vice President, Field Operations and Vice President, Sales and Marketing. Additionally, from 1987 to 1993, Mr. Seebart was President of Mid-Century Insurance Company, a subsidiary of Farmers Group, Inc.

KEITH M. THOMPSON was the President and Chief Executive Officer of Republic Automotive Parts, Inc. (“Republic”) from 1986 until he resigned on November 30, 1998. Republic was acquired by the Company in June 1998. Mr. Thompson was elected a director of the Company in March 1999.

In connection with the North Star merger, the Company agreed to use its best efforts to maintain Ronald G. Brown as a member of the board of directors and each of Messrs. Hogarty, Ronco and Palumbo (Vice President, Treasurer and Chief Financial Officer) have agreed to vote all shares of the Company’s Common Stock as to which they have sole or shared voting power in favor of the election of Mr. Brown as a member of the board of directors. Other than as described above, there are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as a director. There is no family relationship among any directors or executive officers of the Company.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

Name	Age	Position	Years Employed by Company
Ronald G. Foster	60	Chairman of the Board	1
Charles J. Hogarty	61	President, Chief Executive Officer and Director	41
John M. Palumbo	46	Vice President, Treasurer, and Chief Financial Officer	6
D. Currey Hall	36	Vice President(1)	13	(2)
Carl F. Hartman	48	Vice President(1)	22	(3)
Christopher Northup	42	Vice President(1)	19
Kim D. Wood	46	Vice President(1)	20	(4)
James C. Lockwood	64	Vice President—General Counsel and Secretary	5

(1)	Operating officers are listed alphabetically.

(2)	Includes years of service at Fenders & More, Inc., acquired by the Company in 1999.

(3)	Includes years of service at Midwest Bumper Company, acquired by the Company in 1999.

(4)	Includes years of service at North Star Plating Company, acquired by the Company in 1997.

RONALD G. FOSTER was elected a director of the Company in August 2000 and was elected as Chairman of the Board of Directors in August 2000.    Mr. Foster has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, specializing in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

CHARLES J. HOGARTY has served as the President, Chief Operating Officer and a director of the Company since 1987 and was appointed the Chief Executive Officer of the Company in May 1997. From his joining the Company in 1960 until 1987, Mr. Hogarty held various positions, including salesman, sales manager, general manager and regional manager. Mr. Hogarty served as a director of the Aftermarket Body Parts Association from 1984 to 1993, President in 1989 and Chairman in 1990.

JOHN M. PALUMBO joined the Company as Vice President and Treasurer in March 1996 and was appointed Chief Financial Officer in May 1997. From 1988 until he joined the Company in 1996, Mr. Palumbo served as Chief Financial Officer, Treasurer and Corporate Secretary of American United Global, Inc., a public company engaged in the manufacture of certain automotive parts.

D. CURREY HALL was elected a Vice President of the Company in August 2000. Mr. Hall was a Vice President of Fenders & More, Inc. from May 1989 to July 1997, when he became President of that company, a position which he occupies at the present time. Mr. Hall has been a member of the Board of Directors of the Aftermarket Body Parts Association since 1997.

CARL F. HARTMAN was elected a Vice President of the Company in May 2001. Mr. Hartman was employed by Midwest Bumper Company and related companies from September 1979 until it was acquired by the Company in March 1999. He occupied various positions with those companies, beginning as a sales manager and immediately prior to the acquisition he was Vice President and General Manager. Mr. Hartman served on the Board of Directors of the Aftermarket Body Parts Association for 17 years and the Bumper Recyclers Association of North America for 3 years. He was a member of the CAPA Technical Committee for 9 years and is currently an advisor to that Committee.

CHRISTOPHER NORTHUP has served as a Vice President of the Company since October 1996. From 1987 until October 1996, Mr. Northup served as the National Marketing Director. From his joining the Company in 1983 until 1987, Mr. Northup held the position of Publications Manager.

KIM D. WOOD was elected President and Chief Operating Officer of North Star upon completion of the North Star Merger in March 1997 and was elected a Vice President of the Company in May 1997. Mr. Wood served as Vice President of North Star from 1982 until the completion of the North Star Merger. Mr. Wood was a director of the Certified Automotive Parts Association from 1996 until 2000. From 1989 until 1999, he was a member of the Board of Directors of the Aftermarket Body Parts Association, serving as its Chairman from 1993 through 1995.

JAMES C. LOCKWOOD joined the Company in April 1997 and was appointed Vice President—General Counsel and Secretary in May 1997. From July 1985 until he joined the Company in April 1997, Mr. Lockwood was a member of the law firm of Troy & Gould Professional Corporation.

How Do We Compensate Executive Officers?

The following table sets forth all compensation paid by Keystone during each of the fiscal years ended in 2002, 2001 and 2000 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who held these offices at the end of fiscal 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Options(#)	All Other Compensation ($)(2)
Charles J. Hogarty	2002	$298,030	$81,000	$7,020	40,000	$6,295
President and Chief Executive	2001	285,260	—	14,616	70,000	7,284
Officer	2000	275,000	96,250	10,092	60,000	7,699

Kim D. Wood	2002	213,865	46,400	11,233	20,000	10,717
Vice President	2001	204,817	5,500	11,749	35,000	5,559
	2000	200,000	70,000	9,089	25,000	14,179

John M. Palumbo	2002	222,821	54,540	10,036	25,000	12,366
Vice President and Chief	2001	208,984	—	10,036	50,000	8,146
Financial Officer	2000	175,000	61,250	10,044	50,000	8,556

Christopher Northup	2002	183,831	39,960	—	20,000	8,224
Vice President	2001	173,407	—	—	15,000	9,591
	2000	125,000	21,875	1,800	20,000	8,210

Currey Hall	2002	175,519	39,960	13,931	20,000	5,448
Vice President	2001	174,711	—	13,931	15,000	7,550
	2000	160,333	28,000	13,931	20,000	1,935

(1)	Consists of automobile lease and related expenses.

(2)
Consists of reimbursement of medical and dental expenses not covered by insurance plans provided to employees generally, Keystone contributons to the Section 401K savings plan and excess group term life insurance.

Mr. Hogarty had an employment agreement with the Company, which would have terminated on June 19, 2003 and which was subject to automatic renewal for additional two year terms unless written notice of termination was given by either party 90 days prior to the end of the term. Mr. Hogarty’s employment agreement was terminated by mutual agreement effective April 15, 2002 in consideration for entering into a Key Employee Salary Continuation Agreement with the Company on that date. See below for a brief description of the Key Employee Salary Continuation Agreement. For fiscal 2003, Mr. Hogarty’s base salary will be $312,000.

Mr. Wood has an employment agreement which terminates on March 27, 2004, subject to automatic renewal for additional two year terms unless written notice is given by either party 90 days prior to the end of the term. Mr. Wood is employed as the President and Chief Operating Officer of Keystone Automotive Industries MN, Inc. (“Keystone MN”) (formerly North Star) and is entitled to (i) receive an annual base salary, initially set at $175,000 in 1997, (ii) receive such performance-based bonus, if any, as may be determined by the Board of Directors, (iii) participate in all plans sponsored by Keystone MN for employees in general and (iv) receive the use of an automobile leased and maintained by Keystone MN. In the event Keystone MN terminates his employment before the end of the stated term with cause, Keystone MN is obligated to pay such compensation only through the date of termination. In the event Keystone MN terminates his employment before the end of the stated term other than with cause, or Mr. Wood terminates his employment for specified causes, Keystone MN is obligated to pay such compensation through the stated term of the agreement, but in no event for less than 12 months. The agreement further provides that Mr. Wood will not engage in any ‘‘competitive activity’’ (as defined in the agreement) during the 12-month period commencing on the termination of his employment. For Fiscal 2003, Mr. Wood’s base salary has been increased to $225,000.

In December 1999, Mr. Palumbo, a Vice President and the Chief Financial Officer of the Company, entered into a three-year employment agreement with the Company, as approved by the Board of Directors. The agreement automatically renews for additional two-year terms unless written notice is given by either party at least 90 days prior to the end of the term. The employment agreement provides for an annual base salary, initially set at $175,000, a bonus as determined by the Board of Directors, participation in benefit plans for executive officers and the use of an automobile maintained by the Company. In the event that the Company terminates his employment before the end of the term without cause or Mr. Palumbo terminates his employment for specified causes, the Company is obligated to pay the base salary through the term of the agreement. For fiscal 2003, Mr. Palumbo’s base salary has been increased to $240,000.

In April 2002, all executive officers, except for Messrs. Wood and Palumbo, entered into Key Employee Salary Continuation Agreements with the Company.

Each Key Employee Salary Continuation Agreement provides that in the event of a “change in control” of the Company followed by an “involuntary termination” of the executive within one year following the “change in control,” the executive is entitled to certain benefits. An “involuntary termination” includes a termination by the executive if there has been a reduction in base pay, material reduction in fringe benefits, a forced relocation, a material decrease in responsibilities or authority or any other material adverse change in the condition of employment. The benefits include a continuation of the annual base salary and fringe benefits for two years and an accelerated vesting of all stock options held by the executive.

Individual Option Grants to Executive Officers During Fiscal Year 2002

The following table sets forth certain information regarding stock options granted in 2002 to the individuals named in the Summary Compensation Table.

	Individual Grants					Potential Realizable
Name	Shares of Common Stock Underlying Options		Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
						5%	10%
Charles J. Hogarty	40,000	(1)	24.2%	$10.03	May 29, 2011	$252,355	$639,513
Kim D. Wood	20,000	(1)	12.1	$10.03	May 29, 2011	126,177	319,756
John M. Palumbo	25,000	(1)	15.2	$10.03	May 29, 2011	157,722	399,696
Christopher Northup	20,000	(1)	12.1	$10.03	May 29, 2011	126,177	319,756
Currey Hall	20,000	(1)	12.1	$10.03	May 29, 2011	126,177	319,756

(1)	The options vest in four equal annual installments, with the first installment having vested in May 2002.

The following table sets forth for each of the individuals named in the Summary Compensation Table, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of March 29, 2002. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Keystone common stock as of March 29, 2002.

Aggregate Option Exercises in Fiscal 2002 and Year-End Option Values

Name	Shares Acquired On Exercise	Value(1) Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year-End (2) Exercisable/Unexercisable
Charles J. Hogarty	0	0	72,500/107,500	$306,900/$943,450
Kim D. Wood	0	0	56,250/53,750	182,050/471,725
John M. Palumbo	12,500	$128,853	32,500/75,000	68,038/653,813
Christopher Northup	6,550	56,837	16,900/38,750	99,805/296,975
Currey Hall	0	0	17,750/41,250	78,958/304,613

(1)	Value represents the difference between the option price and the market value at the date of exercise.

(2)	Value represents the difference between the option price and the market value at fiscal year-end.

Equity Compensation Plan Information

The following table provides aggregate information regarding the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all of the Company’s equity compensation plans as of March 29, 2002. The information set forth below does not give effort to the proposed amendment to the Company’s 1996 Employee Stock Incentive Plan, as amended, described herein.

	March 29, 2002
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,466,725	$10.56	252,325
Equity compensation plans not approved by security holders.	100,000	$6.50	—

TOTAL	1,566,725		252,325

In February 2000, the Company issued a warrant to purchase 100,000 of Keystone Common Stock with an exercise price of $6.50 per share (the “Warrant”). The Warrant was issued as part of a transaction in which the Company agreed to purchase substantially all of the warrantholders alloy wheel cores and the warrantholder agreed to purchase certain remanufactured alloy wheels from the Company. The Warrant became exercisable in February 2001 and expires in February 2005. If the contractual relationship between the Company and the warrantholder is terminated before February 2004, the expiration date of the Warrant becomes one year following such termination. The Warrant is subject to standard anti-distribution protections.

Employee Defined Benefit Pension Plan

General.    The Board of Directors adopted the Employee Defined Benefit Pension Plan (the ‘‘Pension Plan’’), originally effective as of April 1, 1978, for the benefit of the eligible employees of the Company. Since the implementation of the Pension Plan, the Company has amended the Pension Plan from time to time. The primary purpose of the Pension Plan was to provide a retirement benefit for participating employees who continue in the employ of the Company until their retirement. Effective April 30, 1997, the Pension Plan was suspended with no further benefits to accrue on behalf of any participant or beneficiary and no further contributions, except as may be required by law, to be made. It is anticipated that the Pension Plan will be terminated and that the termination will not have a material adverse impact on the financial condition of the Company upon that event. The Pension Plan has been replaced with the 401(k) Savings Plan described below.

Estimated Monthly Benefits.    The following table sets forth the estimated monthly benefit under the Pension Plan based on the current benefit structure.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35
$125,000	$1,172	$1,563	$1,953	$2,344	$2,734
150,000	1,407	1,875	2,344	2,813	3,281
175,000	1,407	1,875	2,344	2,813	3,281
200,000	1,407	1,875	2,344	2,813	3,281
225,000	1,407	1,875	2,344	2,813	3,281
250,000	1,407	1,875	2,344	2,813	3,281
300,000	1,407	1,875	2,344	2,813	3,281
400,000	1,407	1,875	2,344	2,813	3,281
450,000	1,407	1,875	2,344	2,813	3,281
500,000	1,407	1,875	2,344	2,813	3,281

The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation, but does not include contributions by the Company to Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs, or the value of any other fringe benefits provided at the expense of the Company. For benefit calculation purposes, a ‘‘highest-five-year’’ average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or offsets. The compensation covered by the Pension Plan for all of the Named Executive Officers was limited to $150,000 in April 1997 when the Pension Plan was suspended, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

The years of credited service for each Named Executive who participates in the Pension Plan are as follows:

Name	Years
Charles J. Hogarty	39
John M. Palumbo	3
Christopher Northup	16

401(k) Savings Plan

Effective April 1, 1997, the Section 401(k) Savings Plan (the ‘‘Savings Plan’’) in effect at North Star was amended to make the Savings Plan available to employees of the Company. Pursuant to the amendment, the Company became the Savings Plan sponsor and North Star became an adopting employer. All employees of the Company as of April 1, 1997, became participants in the Savings Plan and the amendment had no affect upon those persons who were employed at North Star on April 1, 1997. Persons becoming employees of the Company subsequent to April 1, 1997 are not eligible to participate until they complete one year of service and are at least 21 years of age.

Under the terms of the Savings Plan, participants can contribute, by way of payroll deductions, up to 50% of their pre-tax compensation annually, subject to certain legal limitations. The Savings Plan also provides for a matching contribution by the Company equal to 50% of the first 6% of a participant’s contribution. For purposes of determining the amount of contributions and matching contributions to be allocated to a participant’s account, compensation is defined as the annual income amount reportable by the Company for federal income tax purposes, including overtime, commissions and bonuses.

A participant is always 100% vested in his own Savings Plan contributions. A participant becomes 100% vested in the matching contributions allocated to his account upon four years of service, normal retirement age (age 65), disability while employed by the Company, his death while employed by the Company or the termination or complete discontinuance of contributions to the Savings Plan.

If a participant terminates employment with the Company for any other reason, a participant vests 25% in his benefits after one year of service, and 25% each year thereafter, with 100% vesting after four or more years of service.

REPORTS OF THE COMPENSATION COMMITTEE
AND AUDIT COMMITTEE

The following Compensation Committee’s Report on Executive Compensation and Audit Committee’s Report on Keystone’s Audited Financial Statements for the fiscal year ended March 29, 2002 shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

The Report of the Compensation Committee on Executive Compensation

General

The Compensation Committee of the Board of Directors (the ‘‘Committee’’) is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Committee are submitted to Keystone’s board of directors for ratification. The Committee of is currently comprised of Messrs. Thompson, McQuay and Seebart.

Compensation Philosophy

The Company’s executive compensation program is designed to: (1) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the Company’s stockholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of the Company and (3) recognize outstanding individual contributions. The Company’s executive compensation program consists of three main elements: base salary, annual cash bonus under the Bonus Plan and long-term incentives in the form of stock options. The executive compensation program is reviewed each year by the Committee and recommendations of the Committee as to base salary adjustments, bonuses and stock option awards are acted upon by the Board.

Base Salary

In the case of base salary adjustments, the Committee subjectively considers the performance and contributions of each executive officer as measured against formal and informal goals and objectives with respect to the total Company performance, as appropriate for the respective responsibilities of each officer. From a quantitative perspective, specific measures of performance considered in dealing with compensation in the aggregate include net earnings, cash flow and return on investment. From a qualitative point of view, objectives have included the quality of long-term planning and progress in organizational and management development.

At the same time, the Committee takes into account the relationship of the compensation of the Company’s executive officers to the compensation of individuals occupying comparable positions in other similar organizations of like size to the Company, with a view to ensuring that executives are fairly compensated and thus appropriately motivated and are retained in the employment of the Company. Base pay levels for the executive officers are generally in the middle of a competitive range of salaries.

Annual Cash Bonuses

In the case of the Bonus Plan, the amount available each year for awards is based solely on a formula tied to the increase in earnings of the Company over the prior year, before income taxes and after deducting such awards. The Committee establishes a target bonus level for each participant in the Bonus Plan which represents a specified percentage of the participant’s base salary which will be awarded as a bonus if the Company’s earnings exceed a target level set by the Committee for the year, which is generally the prior year’s earnings. The maximum percentages of base salary range from 84% to 96%. Certain adjustments to earnings for events deemed to be beyond the reasonable control of the executive officers may be made to the earnings. Additionally, the awards are increased or decreased based upon a formula tied to the change in return on net assets from the prior year. Cash awards under the Bonus Plan were earned in fiscal 2002 by all but one of the executive officers.

Long-Term Incentives

The Committee provides the Company’s executive officers with long-term incentive compensation primarily through grants of stock options under the Plan. The Committee is responsible for selecting the executive officers to whom grants should be made, the time of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Committee believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All executive officers received stock option grants in fiscal 2002.

CEO

In making a salary increase of approximately 4.5% effective March 30, 2002 to Mr. Hogarty, President and CEO of the Company, the Committee subjectively evaluated specific measures of performance of the Company, including quantitative factors such as percent increase in net earnings, return on stockholders’ equity and return on assets and qualitative factors such as his progress in developing a strategic plan for the Company. For fiscal 2002, Mr. Hogarty received awards under the Company’s Bonus Plan and stock options.

Summary

The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this Report, is in the best interests of the Company and its stockholders.

Submitted By The Compensation Committee:

Keith M. Thompson
Timothy C. McQuay
George E. Seebart

The Report of the Audit Committee on Keystone’s Audited Financial Statements

During fiscal 2001, the Audit Committee of the board of directors (the “Audit Committee”) developed a charter for the Audit Committee, which was approved by the Board in May 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is on file with the SEC and was attached to the 2001 Proxy Statement.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 29, 2002, which include our consolidated balance sheets as of March 29, 2002 and March 30, 2001 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended March 29, 2002 and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, our independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence.

Conclusion

Based on the review and discussions referred to above, and subject to the limitations on our role and responsibilities set forth in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2002.

Submitted by The Audit Committee

Timothy C. McQuay
Al A. Ronco
George E. Seebart

Audit and Non-Audit Fees

For the fiscal year ended March 29, 2002 fees for services provided by Ernst & Young LLP were as follows:

A.	Audit, including review of financial statements included in the Company’s reports on Form 10-Q	$305,380

B.	Financial Information Systems Design and Implementation	0

C.	All Other, primarily income tax compliance	50,120

	Total	$355,500

APPROVAL OF AMENDMENT TO 1996 EMPLOYEE STOCK INCENTIVE PLAN

The Company’s Board of Directors and stockholders have previously adopted and approved the Company’s 1996 Employee Stock Incentive Plan, as amended (the “Plan”). A total of 2,200,000 shares of Common Stock are presently reserved for issuance under the Plan. In July 2002, the Board of Directors approved an amendment to the Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 500,000 shares.

At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan from 2,200,000 shares to 2,700,000 shares. The Board believes that the amendment is important and will help the Company to attract and maintain key employees, to motivate high levels of performance and to recognize key employee accomplishments.

As of July 12, 2002, options to purchase a total of 1,649,525 shares of Common Stock held by 340 optionees were outstanding at a weighted average exercise price of $11.69 per share. From adoption in March 1996 through July 12, 2002, 516,150 shares have been issued as a result of option exercises under the Plan. Consequently, options to purchase 34,325 shares remained available for grant at that date in July.

Description of the Plan

A brief description of the Plan as proposed to be amended is set forth below and is qualified in its entirety by reference to the complete text, a copy of which is attached hereto as Appendix A.

General.    The Board of Directors of the Company adopted the Plan pursuant to which officers, directors, employees and independent contractors are eligible to receive shares of the Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company. The purpose of the Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company’s stockholders by providing for or increasing their proprietary interests in the Company.

Administration.    The Plan is administered by the Compensation Committee (the “Committee”), except that grants to non-employee directors are made by the Board of Directors pursuant to a predetermined formula. The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt of vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Plan are borne by the Company.

Terms of Awards.    The Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form, or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, ividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be “incentive stock options” as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or are not intended to be incentive stock options (“non-qualified stock options”). Awards to non-employee directors may only be non-qualified stock options.

An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient’s tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of book-entry exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directions at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

Amendment and Termination.    Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his consent.

Federal Tax Information.    The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

The grant of an incentive stock option (“ISO”) under the Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing ISO holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

The “spread” under an ISO–i.e., the difference between the fair market value of the shares at exercise and the exercise price–is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

The foregoing is only a summary of the current effect of federal income taxation upon the optionholder and the Company with respect to the shares purchased under the Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a optionholder’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Amended Plan Benefits.    As of the date of this Proxy Statement, no executive officer or director and no associates of any executive officer or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the proposed Plan amendment by our executive officers, directors and employees are not determinable at this time. However, on September 1, 2002 each nonemployee director will receive options to purchase that number of shares of the Company’s Common Stock such that the option would have a value of $30,000. See “Information About Directors and Executive Officers—How Do We Compensate Directors?” on p. 8 above. Since the number of options which will be granted cannot be determined at this time, it is possible that there may not be enough options available for grant unless this Amendment is approved by stockholders. Also, unless the Amendment is approved, it would mean few if any options under the Plan would be available for grant to directors and executive officers subsequent to September 1.

Vote Required, Recommendation of Board of Directors.    The approval of the amendment to the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting, provided the affirmatively voted shares are at least equal to a majority of the number of shares constituting a quorum.

The Company’s Board of Directors unanimously recommends voting “FOR” the Amendment of the Plan to increase the number of shares issuable under the Plan.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the holders of the Company’s Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the following group of peer companies (the ‘‘Peer Group’’): Autozone, Inc., Discount Auto Parts, Inc., Finishmaster, Inc., Genuine Parts Co., O’Reilly Automotive, Inc. and Pep Boys—Manny, Moe & Jack, for the period commencing with June 21, 1996, the date the Company’s Common Stock began trading on the NASDAQ National Market and ending March 29, 2002. The information contained in the performance graph shall not be deemed ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of the investment in the Company’s Common Stock, the NASDAQ Market Index and the peer group of companies was each $100 on June 21, 1996 and that all dividends were reinvested.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholders are advised that any stockholder proposal intended for inclusion in the Company’s proxy materials for the 2003 Annual Meeting of Stockholders and any nominatiuons to the Board of Directors, whether or not included in the proxy materials, must be received by the Company on or before May 22, 2003. Stockholders submitting proposals or nominating directors should submit them to the Company, c/o James C. Lockwood, Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

By Order of the Board of Directors,

James C. Lockwood
Secretary

Appendix A

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

1996 EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED

Adopted as of April 17, 1996

Section 1.    PURPOSE OF PLAN

The purpose of this 1996 Employee Stock Incentive Plan (“Plan”) of Keystone Automotive Industries, Inc., a California corporation (the “Company”), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2.    PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, and (2) any independent contractor of the Company or any of its subsidiaries. Any director of the Company who is not a Participant (a “Nonemployee Director”) shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

Section 3.    AWARDS

(a)  The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company (“Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b)  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c)  Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(d)  Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i)  a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A)  the delivery of cash;

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(B)  the delivery of other property deemed acceptable by the Committee;

(C)  the delivery of previously owned shares of capital stock of the Company (including “pyramiding”) or other property; or

(D)  a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

(ii)  a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii)  a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an “Incentive Stock Option”); provided, however, that no Award issued to any independent contractor or any Nonemployee Director may qualify as an Incentive Stock Option.

Section 4.    NONEMPLOYEE DIRECTOR OPTIONS

(a)  On the consummation of the initial public offering of Common Shares, each Nonemployee Director shall be automatically granted an option (an “IPO Nonemployee Director Option”) to purchase 10,000 Common Shares. On the first business day following the date of the annual meeting of shareholders of the Company, or any adjournment thereof, at which directors are elected, any person elected to serve as a Nonemployee Director who has not previously served as a Nonemployee Director of the Company shall be automatically granted an option (an “Initial Nonemployee Director Option”) to purchase 10,000 Common Shares. If a person who has not previously served as a Nonemployee Director shall become a Nonemployee Director on any day after such date, and prior to the annual meeting of shareholders of the Company immediately following such date, and if any Initial Nonemployee Director Options may be granted under this plan on such day, such person shall automatically be granted an Initial Nonemployee Director Option to purchase 10,000 Common Shares. The date on which an IPO Nonemployee Director Option or an Initial Nonemployee Director Option is granted shall be the Date of the Initial Option Grant for such option.

(b)  If, on any date upon which Initial Nonemployee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for options under this Plan is insufficient for the grant to each Nonemployee Director entitled thereto of an Initial Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 4, then an Initial Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director entitled thereto on such date.

(c)  Each IPO Nonemployee Director Option and each Initial Nonemployee Director Option granted under this Plan shall become fully exercisable on the date of grant.

(d)  Each IPO Nonemployee Director Option and each Initial Nonemployee Director Option granted under this Plan shall expire upon the fifth anniversary of the Date of Initial Option Grant.

(e)  Each IPO Nonemployee Director Option and each Initial Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares subject thereto.

(f)  Payment of the exercise price of any IPO Nonemployee Director Option or Initial Nonemployee Director Option granted under this Plan shall be made in full in cash concurrently with the exercise of such

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option; provided, however, that, in the discretion of the Board of Directors of the Company (the “Board”), the payment of such exercise price may instead be made:

(i)  in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis on the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; or

(ii)  in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such option.

(g)  For purposes of this Section 4, the “Fair Market Value” of a Common Share or other security on any date (the “Determination Date”) shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

(h)  All outstanding IPO Nonemployee Director Options and Initial Nonemployee Director Options theretofore granted under this Plan shall terminate upon the first to occur of the following:

(i)  the dissolution or liquidation of the Company;

(ii)  a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to such outstanding IPO Nonemployee Director Options or Initial Nonemployee Director Options are exchanged for or converted into cash, property or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board; or

(iii)  the sale of substantially all of the property and assets of the Company.

(i)  Each IPO Nonemployee Director Option and each Initial Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative.

(j)  IPO Nonemployee Director Options and Initial Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

Section 5.    STOCK SUBJECT TO PLAN

(a)  At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,200,000 subject to adjustment as provided in Section 8 hereof.

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(b)  For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i)  the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii)  the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii)  the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 6.    DURATION OF PLAN

No Awards shall be made under this Plan after April 17, 2006. Although Common Shares may be issued after April 17, 2006 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 17, 2016.

Section 7.    ADMINISTRATION OF PLAN

(a)  This Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”) consisting of two or more directors, each of whom (i) is a “disinterested person” (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and (ii) is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; provided, however, that before the registration of the Common Shares under Section 12 of the Exchange Act, grants of Awards may, in the absence of action of the Committee, be made by the entire Board.

(b)  Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i)  adopt, amend and rescind rules and regulations relating to this Plan;

(ii)  determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

(iii)  grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv)  determine the terms and conditions of the Initial Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

(v)  determine whether, and the extent to which adjustments are required pursuant to Section 8 hereof; and

(vi)  interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 8.    ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are

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distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

Section 9.    AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

(a)  No such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

(b)  Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Participant Retirement Income Security Act, or the rules and regulations thereunder.

Section 10.    EFFECTIVE DATE OF PLAN

This Plan shall be effective as of April 17, 1996, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

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PROXY
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
700 East Bonita Avenue
Pomona, California 91767

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles J. Hogarty, John M. Palumbo and James C. Lockwood, and each of them, the attorneys and proxies of the undersigned with full powers of substitution to vote as indicated herein, all of the common stock (“Keystone Common Stock”), no par value, of Keystone Automotive Industries, Inc. (“Keystone”) held of record by the undersigned at the close of business on July 12, 2002, at the Annual Meeting of Keystone Stockholders to be held on August 20, 2002, at 10:00 a.m., Pacific Daylight Savings Time at the Sheraton Fairplex, 601 West McKinley Avenue, Pomona, California 91768, or at any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.
THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 WHEN NO CHOICE IS INDICATED. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjustment or postponement thereof.
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
Vote withheld from the following nominees:
	☐ Ronald G. Brown ☐ Ronald G. Foster ☐ Charles J. Hogarty ☐ Timothy C. McQuay	☐ Al A. Ronco ☐ George E. Seebart ☐ Keith M. Thompson

2. PROPOSAL TO AMEND THE 1996 EMPLOYEE STOCK INCENTIVE PLAN	☐ For ☐ Against ☐ Abstain

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:                                                  , 2002

Signature

Signature if held jointly

I plan to attend the meeting:  YES  ☐  NO  ☐